UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

SP ACQUISITION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-142696	20-8523583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SP ACQUISITION HOLDINGS, INC. (“SPAH”) FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) THAT CONTAINS A PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE PROPOSED MERGER (THE “MERGER”) BETWEEN SPAH AND FRONTIER FINANCIAL CORPORATION (“FRONTIER”) AND RELATED TRANSACTIONS AS DESCRIBED IN THE REPORT ON THE FORM 8-K FILED WITH THE SEC AUGUST 3, 2009 AND THE EXHIBITS THERETO. STOCKHOLDERS AND WARRANTHOLDERS OF SPAH AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH SPAH’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETINGS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ SPAH’S FINAL PROSPECTUS, DATED OCTOBER 10, 2007, IN CONNECTION WITH SPAH’S INITIAL PUBLIC OFFERING FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF SPAH’S OFFICERS, DIRECTORS AND AFFILIATES AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE MERGER. THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO SPAH’S STOCKHOLDERS AND WARRANTHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER AND THE AMENDMENTS TO THE WARRANT AGREEMENT, AS THE CASE MAY BE. STOCKHOLDERS AND WARRANTHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: SP ACQUISITION HOLDINGS, INC., 590 MADISON AVE., 32ND FLOOR, NEW YORK, NY 10022. FREE COPIES OF THESE DOCUMENTS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE (HTTP://WWW.SEC.GOV).

SPAH, FRONTIER AND THEIR RESPECTIVE DIRECTORS, EXECUTIVE OFFICERS, AFFILIATES AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF SPAH STOCKHOLDERS AND SPAH WARRANTHOLDERS TO BE HELD TO APPROVE THE MERGER AND THE AMENDMENTS TO THE WARRANT AGREEMENT, AS THE CASE MAY BE. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS TO BE FILED BY SPAH AND FRONTIER WITH THE SEC.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

This report and the exhibits hereto contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of SPAH following the consummation of the Merger. These statements are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” or “estimates,” or similar expressions. Many possible events or factors could affect the future financial results and performance of SPAH following the Merger. This could cause the results or performance of SPAH to differ materially from those expressed in the forward-looking statements. Investors should consider these important factors when voting on the Merger. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include (1) delays in closing the Merger whether due to the inability to obtain stockholder or regulatory approval or otherwise, (2) loss of key personnel or an expenditure by SPAH of a greater amount of resources attracting, retaining and motivating key personnel than in the past, (3) a significant increase in competition among depository and other financial institutions, (4) changes in the interest rate environment that reduce operating margins, (5) general economic conditions, either nationally or in Washington and Oregon, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses, (6) loan losses may exceed the level of allowance for loan losses of the surviving corporation, (7) the rate of delinquencies and amount of charge-offs may be greater than expected, (8) the rates of loan growth and deposit growth may not increase as expected, (9) legislative or regulatory changes may adversely affect the business of SPAH, (10) costs related to the Merger may reduce SPAH’s working capital (11)  modification of pending regulatory actions against Frontier in a manner reasonably acceptable to SPAH, including by the elimination of certain provisions and consequences related thereto, and (12) SPAH may fail to close the Merger and may be forced to dissolve and liquidate.

The forward-looking statements are based on current expectations about future events. Although SPAH believes that the expectations reflected in the forward-looking statements are reasonable, SPAH cannot guarantee that these expectations actually will be achieved. SPAH is under no duty to update any of the forward-looking statements after the date made to conform those statements to actual results.

Item 8.01.	Other Events.

On August 12, 2009, SPAH and Frontier issued a joint press release announcing that they will host a conference call for investors, analysts and other interested parties on Thursday, August 13, 2009 in connection with the proposed Merger.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Attached as Exhibit 99.2 to this report is the form of presentation that SPAH expects to use in connection with presentations to certain of its securityholders, as well as other persons interested in purchasing securities of SPAH, in connection with the proposed Merger. Such material may be deemed soliciting material in connection with the special meetings of SPAH’s stockholders and SPAH’s warrantholders to be held pursuant to the Merger Agreement and the issuance of common stock of SPAH to stockholders of Frontier in the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Joint Press Release dated August 12, 2009.
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2009	SP ACQUISITION HOLDINGS, INC.

	By:	/s/ Warren G. Lichtenstein
Warren G. Lichtenstein
Chairman, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.                                           Description

99.1	Joint Press Release dated August 12, 2009.
99.2	Investor Presentation